Exhibit 99.1

MaxCyte Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Full Year 2026 Guidance

Fourth quarter 2025 total revenue of $7.3 million at the top of the range of previous preliminary announcement

Full year 2025 revenue of $33.0 million, at the top of the range of previous preliminary announcement

Total cash, cash equivalents and investments were $155.6 million as of December 31, 2025. Expects to end 2026 with at least $136 million in total cash, cash equivalents and investments

Expects 2026 revenue of $30-32 million; with Core revenue of $25-27 million and Strategic Platform License (SPL) Program-related of $5 million

ROCKVILLE, MD, March 24, 2026 — MaxCyte, Inc., (NASDAQ: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its fourth quarter and full year ended December 31, 2025 financial results and initiated its 2026 guidance.

“Our 2025 revenues were impacted by headwinds from select SPL customers, including a 15% reduction in purchases and leases from our largest customer, which we expect to stabilize in the second half of 2026 and grow from that new base. Despite these near-term challenges, we made meaningful progress in 2025: reducing annual cash burn by more than $16 million, streamlining our cost structure, and advancing new product launches, all which we believe will strengthen MaxCyte's position in the growing cell and gene therapy market for the long term,” said Maher Masoud, President and CEO of MaxCyte.

“We also continued to expand our SPL portfolio, by signing 4 new SPLs in 2025.   As we look ahead to 2026, we will focus on growing our sales pipeline across our ExPERT electroporation platform and SeQure assay services business units, including driving growth in our new ExPERT DTx discovery platform which launched last month. Our 2026 total revenue guidance calls for $30-32 million, which we believe is appropriate as it includes approximately $4 million in core revenue headwind from select SPL customers, which began to impact revenue in the second half of 2025. I remain more excited than ever in the future growth of our company. I believe we now will be supporting up to four therapies in Phase III by the end of 2026 and have already received a milestone payment for one of these therapies. The expansion of CGT, including ongoing clinical progress, which we are part of, underpins the long-term opportunity for MaxCyte,” he added

Fourth Quarter and Full Year Highlights

●	Total revenue of $7.3 million in the fourth quarter of 2025, a decrease of 16% over the fourth quarter of 2024.
o	Core business revenue of $6.8 million in the fourth quarter of 2025, a decrease of 22% over the fourth quarter of 2024.

o	Strategic Platform License (SPL) Program-related revenue was $0.5 million for the fourth quarter of 2025, compared to $0.1 million in the fourth quarter of 2024.
●	Total revenue of $33.0 million for the full year 2025, a decrease of 15% over the full year 2024.
o	Core business revenue of $29.6 million for the full year 2025, a decrease of 9% over the full year 2024.
o	SPL Program-related revenue was $3.4 million for the full year 2025, compared to $6.1 million in full year 2024.
●	Ended the year with 32 SPL agreements that include 13 programs currently in the clinic (defined as programs with at least a cleared IND or equivalent) and one commercial program.
●	Total cash, cash equivalents and investments were $155.6 million as of December 31, 2025.

The following tables provide details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	%	2025	2024	%
	(Unaudited)			(Unaudited)
(in thousands, except percentages)
Instrument	$1,841	$1,629	13%	$6,802	$7,083	(4%)
PAs and consumables	2,312	4,169	(45%)	11,889	14,006	(15%)
Licenses	1,993	2,554	(22%)	8,946	10,297	(13%)
Assay Services	335	—	—	776	—	—
Other	274	258	6%	1,190	1,126	6%
Total Core Revenue	$6,755	$8,610	(22%)	$29,603	$32,512	(9%)
Milestones	4	4	0%	2,265	6,015	(62%)
Royalties	541	79	586%	1,158	100	(44%)
Total Revenue	$7,300	$8,693	(16%)	$33,026	$38,627	(15%)

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	As of December 31,
	2025	2024	2023
Installed base of instruments (sold or licensed)	857	760	683
Core Revenue Generated by SPL Clients as a % of Core Revenue	47%	55%	48%
Number of SPLs	32	28	23
Total number of licensed clinical programs under SPLs currently in the clinic	13	18	16
Total number of licensed programs under SPLs currently commercial	1	1	1

Fourth Quarter 2025 Financial Results

Total revenue for the fourth quarter of 2025 was $7.3 million, compared to $8.7 million in the fourth quarter of 2024, representing a decrease of 16%.

Core business revenue (sales of instruments, PAs and consumables, assay services, and licenses to customers, excluding SPL Program-related revenue) for the fourth quarter of 2025 was $6.8 million, compared to $8.6 million in the fourth quarter of 2024, representing a decrease of 22%.

SPL Program-related revenue was $0.5 million in the fourth quarter of 2025, as compared to $0.1 million in the fourth quarter of 2024.

Gross profit for the fourth quarter of 2025 was $5.7 million (78% gross margin), compared to $6.4 million (74% gross margin) in the fourth quarter of 2024. Non-GAAP adjusted gross margin was 78% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 84% in the fourth quarter of 2024.

Operating expenses for the fourth quarter of 2025 were $16.9 million, compared to operating expenses of $19.3 million in the fourth quarter of 2024.

Fourth quarter 2025 net loss was $9.6 million compared to net loss of $10.6 million for the same period in 2024. EBITDA, a non-GAAP measure, was a loss of $10.2 million for the fourth quarter of 2025, compared to a loss of $11.8 million for the fourth quarter of 2024; stock-based compensation expense was $0.7 million in the fourth quarter of 2025 compared to $3.1 million in the fourth quarter of 2024.

Full Year 2025 Financial Results

Total revenue for 2025 was $33.0 million, compared to $38.6 million in 2024, representing a decrease of 15%.

Core business revenue (sales of instruments, PAs and consumables, assay services, and licenses, excluding SPL Program-related revenue) for 2025 was $29.6 million, compared to $32.5 million in 2024, representing a decrease of 9%.

SPL Program-related revenue was $3.4 million in 2025, as compared to $6.1 million in 2024.

Gross profit for 2025 was $26.8 million (81% gross margin), compared to $31.5 million (82% gross margin) in the prior year. Non-GAAP adjusted gross margin was 81% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 84% in 2024.

Operating expenses for 2025 were $78.7 million, compared to operating expenses of $82.7 million in 2024.

Full year 2025 net loss was $44.6 million compared to a loss of $41.1 million in 2024. 2025 EBITDA was a loss of $47.6 million compared to a loss of $46.9 million in 2024; total stock-based compensation for 2025 was $9.2 million, compared to $13.1 million for 2024.

Total cash, cash equivalents and investments were $155.6 million as of December 31, 2025, compared to $190.3 million as of December 31, 2024.

Full Year 2026 Guidance

MaxCyte is providing initial revenue guidance for full year 2026

●	Full year revenue expected to be $30 million to $32 million consisting of:
o	Core revenue of $25 million to $27 million.
o	SPL Program-related revenue of approximately $5 million for the year; SPL Program-related revenue guidance includes both revenue of approximately $3 million from milestone payments and approximately $2 million from commercial royalties.

MaxCyte expects to end 2026 with at least $136 million in total cash, cash equivalents and investments.

Webcast and Conference Call Details

MaxCyte will host a conference call today, March 24, 2026, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure DX™ gene editing risk assessment services enable precise, efficient and scalable cell engineering. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers from around the world to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine. Learn more at maxcyte.com and follow us on X and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. This press release also contains Adjusted EBITDA, which is a non-GAAP measure defined as earnings before interest, taxes, depreciation, amortization, goodwill impairment and one-time restructuring charges. MaxCyte believes that EBITDA and Adjusted EBITDA provide useful information to management and investors relating to its results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA and Adjusted EBITDA provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory. The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA and Adjusted EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, customer expectations and objectives of management for future operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following: our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; expectations regarding customer-level activities; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the Securities and Exchange Commission on or about March 25, 2026, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

Media Contact
Oak Street Communications
Kristen White
kristen@oakstreetcommunications.com
415.608.6060

MaxCyte, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2025 (unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$20,065	$27,884
Short-term investments, at amortized cost	82,979	126,598
Accounts receivable, net	3,503	4,682
Inventory	7,547	8,914
Prepaid expenses and other current assets	4,275	3,606
Total current assets	118,369	171,684

Investments, non-current, at amortized cost	52,570	35,781
Property and equipment, net	17,531	19,707
Right-of-use asset - operating leases	10,920	10,766
Intangible assets, net	650	—
Other assets	2,467	1,532
Total assets	$202,507	239,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,401	$1,358
Accrued expenses and other	7,812	8,302
Operating lease liability, current	1,456	864
Deferred revenue, current portion	3,598	5,251
Total current liabilities	14,267	15,775

Operating lease liability, net of current portion	16,487	17,170
Other liabilities	263	274
Total liabilities	31,017	33,219

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 106,789,618 and 105,711,093 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,068	1,057
Additional paid-in capital	431,905	422,047
Accumulated deficit	(261,483)	(216,853)
Total stockholders’ equity	171,490	206,251
Total liabilities and stockholders’ equity	$202,507	$239,470

MaxCyte, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025 (Unaudited)	2024 (Unaudited)	2025 (Unaudited)	2024
Revenue	$7,300	$8,693	$33,026	$38,627
Cost of goods sold	1,610	2,281	6,222	7,100
Gross profit	5,690	6,412	26,804	31,527

Operating expenses:
Research and development	3,335	4,614	20,823	22,227
Sales and marketing	3,504	6,473	18,924	26,661
General and administrative	5,482	7,206	28,116	29,693
Restructuring expense	—	—	3,058	—
Goodwill impairment	3,554	—	3,554	—
Depreciation and amortization	1,041	1,020	4,226	4,143
Total operating expenses	16,916	19,313	78,701	82,724
Operating loss	(11,226)	(12,901)	(51,897)	(51,197)

Other income:
Interest income	1,630	2,304	7,267	10,142
Total other income	1,630	2,304	7,267	10,142
Net loss	$(9,596)	$(10,597)	$(44,630)	$(41,055)
Basic and diluted net loss per share	$(0.09)	$(0.10)	$(0.42)	$(0.39)
Weighted average shares outstanding, basic and diluted	106,733,680	105,547,751	106,427,854	104,849,222

MaxCyte, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2025 (unaudited)	2024
Cash flows from operating activities:
Net loss	$(44,630)	$(41,055)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,340	4,315
Goodwill impairment	3,554	—
Lease right-of-use asset amortization	802	475
Net book value of consigned equipment sold	83	63
Loss on disposal of property and equipment	287	861
Stock-based compensation	9,213	13,083
Credit loss expense (recovery)	35	(130)
Change in excess/obsolete inventory reserve	676	1,771
Amortization of discounts on investments	(2,646)	(6,242)

Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	1,148	1,226
Inventory	575	1,362
Prepaid expense and other current assets	(531)	293
Other assets	(724)	(1,213)
Accounts payable, accrued expenses and other	(3,721)	(1,883)
Operating lease liability	(1,157)	(709)
Deferred revenue	(1,678)	182
Other liabilities	(36)	(9)
Net cash used in operating activities	(34,410)	(27,610)

Cash flows from investing activities:
Purchases of investments	(126,286)	(150,857)
Maturities of investments	155,762	159,440
Purchases of property and equipment	(1,768)	(1,651)
Acquisition of business, net of cash acquired of $541	(1,773)	—
Net cash provided by investing activities	25,935	6,932

Cash flows from financing activities:
Proceeds from exercise of stock options	432	1,597
Proceeds from issuance of common stock under employee stock purchase plan	224	459
Net cash provided by financing activities	656	2,056
Net decrease in cash and cash equivalents	(7,819)	(18,622)
Cash and cash equivalents, beginning of year	27,884	46,506
Cash and cash equivalents, end of year	$20,065	$27,884

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
(in thousands)
Net loss	$(9,596)	$(10,597)	$(44,630)	$(41,055)
Depreciation and amortization expense	1,072	1,057	4,340	4,315
Interest income	(1,630)	(2,304)	(7,267)	(10,142)
Income taxes	—	—	—	—
EBITDA	$(10,154)	$(11,844)	$(47,557)	$(46,882)
Restructuring expense	—	—	3,058	—
Goodwill impairment	3,554	—	3,554	—
Adjusted EBITDA	$(6,600)	$(11,844)	$(40,945)	$(46,882)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted gross margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended December 31, 2025			Three months ended December 31, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$7,300	$(545)	$6,755	$8,693	$(83)	$8,610
Cost of Goods Sold	1,610	(151)	1,459	2,281	(916)	1,365
Gross Margin	$5,690	$(394)	$5,296	$6,412	$833	$7,245
Gross Margin %	78%		78%	74%		84%

	Year ended December 31, 2025			Year ended December 31, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$33,026	$(3,423)	$29,603	$38,627	$(6,115)	$32,512
Cost of Goods Sold	6,222	(676)	5,546	7,100	(1,771)	5,329
Gross Margin	$26,804	$(2,747)	$24,057	$31,527	$(4,344)	$27,183
Gross Margin %	81%		81%	82%		84%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.